                                                                    Exhibit 10.7

                                                                  Execution Copy





================================================================================



                           Cross Easement Agreement


                            Dated as of May 8, 2001


                                    between


                            Dynegy Roseton, L.L.C.


                                      and


                           Dynegy Danskammer, L.L.C.



================================================================================



                      After recording, please return to:

                      Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                           New York, New York  10103
                       ATTN:  Christopher J. Moore, Esq.

                               Premises Address:
                           992 River Road (Roseton)
                          994 River Road (Danskammer)
                              Newburgh, New York

   This Cross Easement Agreement affects premises located in Orange County.

                               TABLE OF CONTENTS

                                                                                      Page

SECTION 1.     DEFINITIONS...........................................................  2
     Section 1.1    Definitions......................................................  2
SECTION 2.     EASEMENTS.............................................................  2
     Section 2.1    Grant of Easements to Dynegy Roseton by Dynegy Danskammer........  2
     Section 2.2    Grant of Easements to Dynegy Danskammer by Dynegy Roseton........  3
     Section 2.3    General Scope of Easements.......................................  4
     Section 2.4    Interpretation...................................................  5
     Section 2.5    Rules and Regulations............................................  6
SECTION 3.     MISCELLANEOUS.........................................................  7
     Section 3.1    Interpretation...................................................  7
     Section 3.2    Governing Law....................................................  7
     Section 3.3    Entire Agreement.................................................  7
     Section 3.4    Amendment and Modification, Extension, Waiver....................  7
     Section 3.5    Binding Effect...................................................  8
     Section 3.6    Severability.....................................................  8
     Section 3.7    Notices..........................................................  8

                               LIST OF EXHIBITS

Schedule 1.1  Definitions

Exhibit A-1  - Roseton Real Property
Exhibit A-2  - Danskammer Real Property
Exhibit B  - R-S Power Line Easement

                                      -I-

                           CROSS EASEMENT AGREEMENT

     THIS CROSS EASEMENT AGREEMENT (this "Agreement"), is dated as of May 8,
                                          ---------
2001, and is entered into by and among DYNEGY ROSETON, L.L.C., a Delaware limited liability company ("Dynegy Roseton"), and DYNEGY DANSKAMMER, L.L.C., a
                            --------------
Delaware limited liability company ("Dynegy Danskammer"), having offices at 992
                                     -----------------
and 994, respectively, River Road, Newburgh, New York 12550. Dynegy Roseton and Dynegy Danskammer may hereinafter be referred to individually as a "Party" and
                                                                    -----
collectively as the "Parties."
                     -------

                                   RECITALS

     A. Pursuant to a Bargain and Sale Deed with Lien Covenant dated January 30, 2001, and recorded in the Orange County, New York Clerk's Office (the "Recorder's Office") in Liber 5454 at Page 275 ("Danskammer Deed"), and a Bill
------------------                               ---------------
of Sale dated as of said date, Dynegy Danskammer acquired from Central Hudson Gas & Electric Corporation, a New York corporation ("Central Hudson") a certain
                                                     --------------
electric generating station known as the "Danskammer Station."
                                          ------------------

     B. Pursuant to a Bargain and Sale Deed with Lien Covenant dated January 30, 2001, and recorded in the Recorder's Office in Liber 5454 at Page 250 ("Roseton Deed") and a certain Bill of Sale dated as of said date, Dynegy
  ------------
Roseton acquired from Central Hudson, Consolidated Edison Company of New York, Inc., a New York corporation ("Con Edison"), and Niagara Mohawk Power
                               ----------
Corporation, a New York corporation ("Niagara Mohawk"), a certain electric
                                      --------------
generating station known as the "Roseton Station."
                                 ---------------

     C. The Roseton Station and the Danskammer Station are located on those certain parcels of real property that were also conveyed (as part of the conveyance of larger tracts of real property) to Dynegy Roseton and Dynegy Danskammer, by virtue of the Roseton Deed and Danskammer Deed, such parcels of real property being more particularly described in Exhibit A-1 (the "Roseton
                                                   -----------       -------
Real Property")and A-2 (the "Danskammer Real Property") attached hereto
-------------                ------------------------
(collectively, the "Real Property").
                    -------------

     D. In connection with the use and operation of the Roseton Station and the Danskammer Station, Dynegy Roseton and Dynegy Danskammer require access to, and certain other rights with respect to, the Danskammer Real Property and the Roseton Real Property, respectively.

     E. In order for the Parties each to (i) enjoy the full benefit of their respective property rights, real or personal, and conduct their respective businesses thereat, and (ii) fulfill legal requirements, each Party requires certain easements, licenses, rights-of-way and/or access rights in, on, over and above, or with respect to, real and/or personal property of the other Party.

                                   AGREEMENT

     NOW, THEREFORE, the Parties, in consideration of the mutual covenants and agreements contained herein and for One Dollar ($1.00) and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, each intending to be legally bound and to bind their respective successors and assigns, hereby mutually agree as follows:

     SECTION 1.   DEFINITIONS

          Section 1.1  Definitions.  Any capitalized terms that are used but not
                       -----------
defined in the body of this Agreement shall have the meanings given to such terms in the attached Schedule 1.1.
                      ------------

     SECTION 2.   EASEMENTS

          Section 2.1  Grant of Easements to Dynegy Roseton by Dynegy
                       ----------------------------------------------
Danskammer.  Dynegy Danskammer does hereby give, grant, bargain, sell, assign
----------
and convey unto Dynegy Roseton, the following easements and/or rights on the Danskammer Real Property for the following purposes (collectively, the "Danskammer Easements"):
---------------------

                  (a) an easement and right-of-way to use and have Access to all of the roads located on the Danskammer Real Property as well as the Danskammer Road access gate and guard house, for the purpose of providing Dynegy Roseton with such access as is reasonably necessary to the Roseton Real Property and the Roseton Facilities;

                  (b) an easement and right-of-way to use, operate, maintain and provide support in respect of the portion of the "R-S" overhead transmission lines (the "R-S Power Line") owned by Dynegy Roseton located on the Danskammer Real Property and that connects the Central Hudson substation (located adjacent to the Danskammer Station) to the Roseton Station, which easement and right-of-way includes Access to and from the R-S Power Line over and across the real property more particularly described in Exhibit B attached hereto("R-S Power Line Easement");

                  (c) a non-exclusive right, privilege and license to use Dynegy Danskammer's rights and benefits under that certain Release and Conveyance dated February 17, 1950 between Central Hudson and West Shore Railroad Company ("WS Railroad"), recorded in the Recorder's Office in Liber
                   -----------
1155 at Page 45, for the purpose of affording and providing Dynegy Roseton with an easement, right of way and right to maintain the R-S Power Line over the WS Railroad's property ("WS Railroad Property"), in furtherance of and in
                      --------------------
connection with the R-S Power Line Easement;

                  (d) an easement and right of way to use and maintain a boat launch/ramp located on the Danskammer Real Property ("Boat Launch Easement"),
                                                      --------------------
including (i) Access to and from such boat launch and (ii) the right to use the unoccupied portion of the Danskammer Real Property (within reasonable proximity to the boat/launch ramp) for the storage of boats, trailers, pollution containment rings, floats, booms and other equipment necessary for Dynegy Roseton's operation of the Dock Facilities (as hereinafter defined);

                  (e) an easement and right-of-way to use the railroad tracks that are located on the Danskammer Real Property for the temporary placement of railcars as may be reasonably necessary in connection with the use, operation and/or maintenance of the Roseton Station including Access to and from such railroad tracks; and

                  (f) an easement for Access to and the right to use, the parking lots, access roads, driveways and other such facilities located upon the Danskammer Real Property as may be reasonably necessary in connection with the use, operation and/or maintenance of the Roseton Station or otherwise exercising any of the rights granted in this Section 2.1.

The easements and/or rights granted pursuant to this Section 2.1 shall expressly include Dynegy Roseton's right to lease, license or otherwise permit Affiliates or third parties to use such easements upon such terms and for such purposes as Dynegy Roseton may determine from time to time, subject to the terms and conditions of this Agreement.

          Section 2.2  Grant of Easements to Dynegy Danskammer by Dynegy
                       -------------------------------------------------
Roseton. Dynegy Roseton does hereby give, grant, bargain, sell, assign and
-------
convey unto Dynegy Danskammer, the following easements and/or rights on the Roseton Real Property for the following purposes (collectively, the "Roseton
                                                                     -------
Easements"):
---------

                  (a) an easement, right-of-way and right to use and have Access to the access gates and guard house located on the Roseton Real Property, including Access to and from the Roseton Real Property from the three access gates located along River Road as well as an easement and right-of-way to all of the roads located on Roseton Real Property for the purpose of providing Dynegy Danskammer with such access as is reasonably necessary to the Danskammer Real Property and the Danskammer Facilities;

                  (b) the right to use the Gasoline Fueling Station (subject to the terms of a separate agreement to be entered into providing for cost allocation and for allocation procedures as to the volumes of fuel transferred to the Gasoline Fueling Station by each Party and consumed by each Party), and an easement for Access to and from the Gasoline Fueling Station;

                  (c) an easement, right-of-way and right to have Access to and/or use of those portions of the dock facilities presently located on the Roseton Real Property (the "Dock Facilities") for purposes of unloading fuel oil
                            ---------------
(which easement shall not limit or affect the existing easement granted to Dynegy Danskammer by the easement agreement dated December 20, 1996 from Central Hudson, Con Edison and Niagara Mohawk to Central Hudson, recorded in the Recorder's Office in Liber 4695 at Page 239, and which easement agreement has been assigned to Dynegy Danskammer), including all catwalks and mooring cells, but excluding any other equipment located on or pertaining to the Dock Facilities;

                  (d) an easement and right to use, operate and maintain, together with Access to the oil pipelines owned by Dynegy Roseton (i) from the Fuel Oil Storage Tanks to and including the Fuel Oil Pump House and (ii) from and including the Fuel Oil Pump House to the Dock Facility, in each case, to transport fuel oil in both directions and to utilize one-sixth of the total capacity of the Fuel Oil Storage Tanks (subject to the terms of a separate agreement to be entered into providing for scheduling coordination and cost allocations);

                  (e) an easement and right to use, operate and maintain, together with Access to the Fresh Water Pipelines and Metering Facilities, but excluding from the foregoing, any fresh water pipelines and any metering facilities which only serve the Roseton Facilities;

                  (f) the right to store (until subsequently removed by or on behalf of Dynegy Roseton pursuant to the terms of a separate agreement to be entered into providing for the allocation of the cost of such removal) the oil ash by-product from Danskammer Units 1 and 2 in the fly ash pit ("Ash Pit") located at the Roseton Wastewater Treatment Facility, including Access to and from the Ash Pit;

                  (g) an easement and right-of-way for Access to and the right to use the railroad tracks that are located on the Roseton Real Property for the temporary placement of railcars as may be reasonably necessary in connection with the use, operation and/or maintenance of the Danskammer Station; and

                  (h) an easement for Access to and the right to use, the parking lots, access roads, driveways and other such facilities located upon the Roseton Real Property as may be reasonably necessary in connection with the use, operation and/or maintenance of the Danskammer Station or otherwise exercising any of the rights granted in this Section 2.2.

The easements and/or rights granted pursuant to this Section 2.2 shall expressly include Dynegy Danskammer's right to lease, license or otherwise permit Affiliates or third parties to use such easements and/or rights upon such terms and for such purposes as Dynegy Danskammer may determine from time to time, subject to the terms and conditions of this Agreement.

          Section 2.3    General Scope of Easements.
                         --------------------------

                  (a) Except as otherwise expressly provided herein, each easement and each right, privilege and license granted hereby is and shall be a perpetual grant, transfer, conveyance and right of Access to and Use (subject to the terms of this Agreement) to the Grantee thereof and to any future owner of the real property, improvements and facilities benefited thereby.

                  (b) Neither Party may use any portion of said party's Real Property burdened by any easement, right or privilege granted to the other party hereunder if such Use would materially adversely affect the Use and enjoyment by the other party of the rights granted to it hereunder.

                  (c) All easements granted herein shall be deemed easements appurtenant to the parcel of real property benefited thereby and shall run with such real property and shall be deemed covenants running with the real property burdened thereby.

                  (d) Notwithstanding Sections 2.1 and 2.2 hereof or any other provisions in this Agreement to the contrary, each Party burdened by any easement and/or right-of-way ("Burdened Party") shall have the right to relocate such easement and/or right-of-way on its respective parcels provided that, 1) the easement, and/or right-of-way as so relocated will serve the same purpose as that of said easement and/or right-of-way immediately prior to such relocation and will allow the extent and manner of utilization available to the other Party immediately prior to such relocation; 2) the proposed relocation would not materially interfere with, or materially increase the cost of the operation and maintenance of the parcel(s) benefited by such easement and/or right-of-way; and
3) such relocation shall be done at the sole expense of the Burdened Party.

                  (e) The Parties acknowledge and agree that (i) Dynegy Roseton contemplates adding additional facilities to the Roseton Real Property, which may include the building one or more additional electric generation units or other related or unrelated facilities (the "Additional Facilities"); (ii) in connection with the development, use, operation and/or maintenance of any such Additional Facilities, Dynegy Roseton may use, or assign to an Affiliate or a third party the right to use, subject to the terms and conditions of this Agreement, a portion of the easements and/or other rights relating to the Danskammer Real Property granted pursuant to Section 2.1 hereof, except that the R-S Power Line Easement and the easement described in Section 2.1(c) shall not be so used or assigned, and (iii) if those of the Danskammer Easements permitted to be used or assigned as described above are used in accordance with the terms and provisions of this Agreement, Dynegy Danskammer will not object to the use of the Danskammer Easements by Dynegy Roseton in connection with the Additional Facilities on the basis that such use is a material expansion of the rights granted on the date hereof.

                  (f) The Parties further acknowledge and agree that (i) Dynegy Roseton intends to lease all or a portion of its interest in the Roseton Real Property pursuant to a Site Lease Agreement (the "Roseton Site Lease") entered into with Roseton OL LLC (the "Roseton OL") with respect to a portion of the Roseton Real Property, (ii) Dynegy Danskammer intends to lease all or a portion of its interest in the Danskammer Real Property pursuant to a Site Lease Agreement (the "Danskammer Site Lease") entered into with Danskammer OL LLC (the "Danskammer OL") with respect to a portion of the Danskammer Real Property and
(iii) the Danskammer Easements will be used by, or assigned to, the Roseton OL and the Roseton Easements will be used by, or assigned to, the Danskammer OL.

                  (g) At any time upon the request of either Party (including upon the expiration or earlier termination of the sublease by the Roseton OL of a portion of the Roseton Real Property to Dynegy Roseton or of the sublease by the Danskammer OL of a portion or all of the Danskammer Real Property to Dynegy Danskammer, as applicable), the Parties agree to cooperate with each other and to enter into mutually agreeable arrangements, each acting reasonably and in good faith, with respect to joint operation, maintenance and use of, and allocations of costs and expenses with respect to, the facilities and associated equipment specified in Section 2.2(b), (c) or (d); provided, that, unless otherwise mutually agreed, all costs and expenses shall be shared by the parties based upon their respective use of such facilities and equipment.

          Section 2.4    Interpretation.  The following shall apply in
                         --------------
interpreting any easement and any right, privilege and license granted pursuant to this Agreement:

                  (a) Each easement and each right, privilege and license granted herein is irrevocable except by written agreement of the Parties, or except as expressly provided herein.

                  (b) With respect to any easement created by this Agreement, the words "in," "upon," to," "on," "over," "above," "through" and/or "under" shall be interpreted to include all of such terms.

                  (c) Each easement and each right, privilege and license granted herein may be enjoyed without charge or fee to Grantee of the easement.

                  (d) Each easement and each right, privilege and license granted herein is also a grant of the additional right of Access over Grantor's real property to accomplish the purpose of such easement or right, privilege and license, to perform any obligations hereunder, and to comply with any legal requirements affecting Grantee or its property and/or improvements.

                  (e)    Any easement granted to one Party includes the right to
(i) trim, cut, treat and/or remove, by manual, mechanical, and chemical means, any and all trees, brush and other vegetation within the easement area, as well as such trees, brush and vegetation outside of the easement area deemed reasonably necessary or desirable by such Party for the safe and secure operation of its facilities; and (ii) obtain Access to such Party's Real Property for the purpose of performing the aforementioned acts.

                  (f) Subject to the provisions of applicable laws (including applicable environmental laws), each easement granted herein shall include the right to construct, install, maintain, repair and replace any and all pipes, conduits, poles, wires and cables to transport electricity, telephone, telegraph and other electronic signals, water, coolant, waste water and fuel to and from the various parcels described herein as well as for storm and sanitary sewer purposes; and the right to maintain fences, berms, walls, gates and security equipment and alarms; such scope is not intended to be all inclusive but to set forth examples of the types of utilities, services and rights which are permitted within the easements and rights of way; provided, that, except with the prior consent of the Burdened Party, such right shall not include any right to relocate (except as expressly provided in Section 2.3(c)) or expand any easement. It is intended that there shall be included within such grant and definition any and all rights and easements needed for the construction, operation, maintenance, repair, alteration and renovation of the facilities in such easement areas; whether any such rights and easements are presently in use, or needed in the future.

                  (g) This Agreement shall not be terminated nor shall any of the rights granted or conveyed hereunder be extinguished, diminished, lost or otherwise impaired, or be merged into or with any other estate, in whole or in part, by any circumstance of any character or for any reason whatsoever, including any of the following: (i) any loss or destruction of, or damage to, the Roseton Facilities or the Danskammer Facilities, or any component thereof or interruption or cessation in use or possession thereof or any part thereof by Dynegy Roseton or Dynegy Danskammer, respectively for any reason whatsoever and of whatever duration, (ii) any condemnation, requisition, expropriation, seizure or other taking of title to or use of the Roseton Facilities or the Danskammer Facilities, or any component thereof by any governmental entity or otherwise,
(iii) any prohibition, limitation or restriction on the use by any Party of all or any part of its property or the interference with such use by any party, or any eviction by paramount title or otherwise, (iv) any inadequacy, incorrectness or failure of the description of any easement or right of way granted herein or any part thereof or any rights or property in which an interest is intended to be granted or conveyed by this Agreement, (v) the insolvency, bankruptcy, reorganization or similar proceedings by or against any Party, or (vi) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

          Section 2.5  Rules and Regulations.  Each Party may promulgate
                       ---------------------
reasonable rules regulating the conduct of the other Party in the exercise of rights under this Agreement provided such rules and regulations do not unreasonably interfere with or impede the affected Party's rights and easements as set forth herein.

     SECTION 3.   MISCELLANEOUS

          Section 3.1  Interpretation.  When a reference is made in this
                       --------------
Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          Section 3.2  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

          Section 3.3  Entire Agreement.  This Agreement, including the
                       ----------------
Exhibits, Schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein.

          Section 3.4  Amendment and Modification, Extension, Waiver.  This
                       ---------------------------------------------
Agreement may be amended, modified or supplemented only by an instrument in writing signed on behalf of each of the Parties; provided, that for so long as the Roseton Site Lease or the Danskammer Site Lease, as applicable, has not terminated, the Parties may not, without the prior written consent of the Roseton OL or the Danskammer OL, as applicable, enter into or consent to any such amendment, modification or supplement that could reasonably be expected to diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the Roseton Station or the Danskammer Station, as applicable, or cause the Roseton Station or the Danskammer Station, as applicable, to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647, unless such modification or supplement is required by Applicable Law or is necessary to operate or maintain the Roseton Station or the Danskammer Station, as applicable, in compliance with Applicable

Law. The Parties may (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained in this Agreement or
(iii) waive compliance by another Party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of the Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of each of the Parties. The failure of a Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          Section 3.5  Binding Effect.  The covenants, conditions, restrictions,
                       --------------
encumbrances, easements, licenses and agreements set forth in this Agreement shall attach to, burden, and run with the land and the Roseton Real Property and the Danskammer Real Property or the applicable portion or portions thereof, and shall be appurtenant to the Roseton Real Property or the Danskammer Real Property, as appropriate and, together with the remainder of this Agreement, shall be binding upon the Parties hereto and their respective successors, assigns, grantees, transferees and tenants and, together with the remainder of this Agreement, shall inure to the benefit and use of the Parties hereto and their respective heirs, successors, assigns, grantees, transferees and tenants. Each grantee of any portion of or interest in the property and each mortgagee which succeeds to the fee simple ownership of any portion of the property shall be deemed, by the acceptance of the deed conveying fee simple title to such person, to have agreed to perform each and every undertaking created hereunder attributable to the portion of the property in which such grantee or mortgagee has acquired an interest.

          Section 3.6  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          Section 3.7  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          If to Dynegy Roseton:

               Dynegy  Roseton, L.L.C.
               C/o Dynegy Northeast Generation, Inc.
               992 River Road
               Newburgh, New York 12550
               Telephone No.: (845) 563-4961
               Facsimile No.: (845) 563-4992
               Attention: Daniel P. Thompson, Vice President, Operations
             with a copy to:

             Dynegy Power Corp.
             1000 Louisiana Street, Suite 5800
             Houston, Texas 77002
             Telephone No.: (713) 507-6823
             Facsimile No.: (713) 767-8510
             Attention: Timothy A. Beverick, Esq.

     If to Dynegy Danskammer:

             Dynegy Danskammer, L.L.C.
             c/o Dynegy Northeast Generation, Inc.
             994 River Road
             Newburgh, New York 12550
             Telephone No.: (845) 563-4961
             Facsimile No.: (845) 563-4992
             Attention: Daniel P. Thompson, Vice President, Operations

             with a copy to:

             Dynegy Power Corp.
             1000 Louisiana Street, Suite 5800
             Houston, Texas 77002
             Telephone No.: (713) 507-6823
             Facsimile No.: (713) 767-8510
             Attention: Timothy A. Beverick, Esq.

     IN WITNESS WHEREOF, Dynegy Roseton and Dynegy Danskammer have caused this Cross Easement Agreement to be signed by their respective duly authorized officers as of the date of first above written.

                              DYNEGY ROSETON, L.L.C.




                              By:_________________________________
                                 Name:
                                 Title:

                              DYNEGY DANSKAMMER, L.L.C.




                              By:_________________________________
                                 Name:
                                 Title:

STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


          On this ___ day of May 2001, before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

                                    ______________________
                                    Notary



STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


          On this ___ day of May 2001, before me, the undersigned, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

                                    ______________________
                                    Notary

                                                                    Schedule 1.1
                                                                    ------------

                                  DEFINITIONS
                                  -----------

          "Access" means, subject to the conditions set forth in this Agreement and a Party's right to impose reasonable security and safety restrictions protecting its officers, employees, agents, consultants, contractors, subcontractors, invitees, property and confidential information, full and unimpeded access and use, in common with Grantor over and through existing roads, paths, walkways, corridors, hallways, doorways, and other means of entry or exit, as exist now and from time to time on Grantor's property or, where no means of access exists, over and through those areas of Grantor's property or improvements which are reasonably necessary for achieving Grantee's underlying purposes. Access shall also include access, use and right-of-way for Grantee's employees, agents, consultants, contractors, subcontractors, vehicles, trucks, trailers, heavy machinery, equipment, materials, and all other items reasonably necessary for achieving Grantee's underlying purposes.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          "Agreement" means this Cross Easement Agreement.

          "Danskammer Facilities" means the Danskammer Station and all other equipment and/or improvements owned by or used in connection with the operation of the Danskammer Station on the date hereof by Dynegy Danskammer at the site of the Danskammer Station.

          "Fresh Water Pipelines" shall mean those underground pipelines located on the Roseton Real Property which are used to carry fresh water from the Metering Facilities to the Roseton Station and to the Danskammer Station.

          "Fuel Oil Storage Tanks" shall mean those six (6) fuel oil storage tanks located upon the Roseton Real Property comprised of five (5) 8,000,000 gallon No. 6 fuel oil tanks and one (1) 150,000 gallon No. 2 fuel oil tank.

          "Fuel Oil Pump House" shall mean that fuel oil pump house containing approximately 798 square feet located upon the Roseton Real Property and adjacent to property now or formerly of CSX Rail Corp.

          "Gasoline Fueling Station" shall mean that certain facility that is used for the benefit of both the Roseton Station and Danskammer Station and for the on site fueling of Roseton Station and Danskammer Station vehicles, and which is located on the Roseton Real Property immediately adjacent to a certain fuel oil transfer pump house.

          "Grantee" means the Party or Parties who enjoy the principal benefit of the referenced casement, license, right (including attachment rights) privilege or right-of-way.

                                  SCH. 1.1-1

          "Grantor" means the owner or owners of the property and/or improvement granting the referenced easement, license, right (including attachment rights), privilege or right-of-way.

          "Metering Facilities" shall mean the fresh water transfer meter owned by Dynegy Roseton which measures water received from the Town of Newburgh and which is located within a certain meter pit site near River Road.

          "Party" or "Parties" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Prudent Industry Practice" shall mean, at a particular time, either
(a) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the eastern United States at such time, or (b) with respect to any matter to which the practices referred to in clause (a) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive electric generation business practices, reliability, safety and expedition. "Prudent Industry Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

          "Roseton Facilities" means the Roseton Station and any additional generating plant, and including all other equipment and/or improvements owned by or used in connection with the operation of the Roseton Station on the date hereof by Dynegy Roseton at the site of the Roseton Station.

          "Roseton Wastewater Treatment Facility" means the wastewater treatment facility located upon the Roseton Real Property that is used for the disposal of wastewater generated by the Roseton Station.

          "Stations" means the Roseton Station and the Danskammer Station.

          "Use" means to operate, maintain, repair, upgrade, clean, install, add to, alter, remove, inspect, construct, modify, restore, rebuild, replace, relocate and expand (but if any such addition, relocation or expansion would unreasonably or materially burden Grantor's Real Property, in each case, the express, prior written consent of Grantor shall be required, which consent shall not unreasonably be withheld, delayed or conditioned) (all of the foregoing to be in accordance with Prudent Industry Practice).

                                  SCH. 1.1-2

                                                                   EXHIBIT A - 1
                                                                   -------------
                             ROSETON REAL PROPERTY
                             ---------------------

ALL those parcels of land situate in the Town of Newburgh, County of Orange and State of New York, bounded and described as follows:


                                   PARCEL 1A
                                   ---------

BEGINNING at the southwesterly corner of the herein described parcel, said point being at the intersection of the northerly line of lands now or formerly of Amerada Hess Corporation and the centerline of River Road, said point of beginning also being distant North 49 degrees 50 minutes 24 seconds West 26.00 feet from a Central Hudson Gas and Electric Corporation monument recovered (leaning), thence along the centerline of River Road the following five (5) courses and distances:

1.    North 23 degrees 58 minutes 06 seconds East 92.30 feet,
2.    North 26 degrees 12 minutes 36 seconds East 415.37 feet,
3.    North 06 degrees 40 minutes 24 seconds West 107.80 feet,
4. North 17 degrees 35 minutes 24 seconds West 531.00 feet, thence leaving said centerline of River Road,
5. South 88 degrees 13 minutes 54 seconds East 28.39 feet, to a point on the easterly line of River Road, thence along said easterly line of River Road the following eight (8) courses and distances:
6.    North 16 degrees 30 minutes 34 seconds West 27.81 feet,
7.    North 04 degrees 36 minutes 36 seconds East 179.41 feet,
8.    North 25 degrees 57 minutes 11 seconds East 168.53 feet,
9.    North 27 degrees 23 minutes 11 seconds East 60.03 feet,
10.   North 19 degrees 43 minutes 36 seconds East 71.98 feet,
11.   North 11 degrees 36 minutes 26 seconds East 259.68 feet,
12. 207.64 feet on a curve to right having a radius of 200.90 feet and a long chord of North 41 degrees 13 minutes 16 seconds East 198.55 feet,
13.   North 70 degrees 50 minutes 06 seconds East 319.12 feet,
14. 397.50 feet on a curve to the left having a radius of 245.00 feet and a long chord of North 24 degrees 21 minutes 19 seconds East 355.31 feet to a point on the easterly line of Danskammer Road, thence running along the former division line between Rice and Brooks to the north (Danskammer
      Site) and the Jova Brick Company, Inc. to the south (Roseton Site) the following ten (10) courses and distances:
15.   North 52 degrees 03 minutes 46 seconds East 253.71 feet,
16.   South 25 degrees 12 minutes 14 seconds East 140.00 feet,
17.   South 73 degrees 52 minutes 14 seconds East 544.00 feet,
18.   South 83 degrees 37 minutes 44 seconds East 121.42 feet,
19.   South 73 degrees 20 minutes 34 seconds East 330.00 feet,
20.   South 77 degrees 21 minutes 44 seconds East 146.00 feet,
21.   South 73 degrees 15 minutes 44 seconds East 100.00 feet,
22.   South 77 degrees 12 minutes 14 seconds East 144.00 feet,

                                   EXH.A-1-1

23.   South 67 degrees 42 minutes 14 seconds East 73.50 feet,
24. South 55 degrees 02 minutes 14 seconds East 217.14 feet to the westerly line of lands now or formerly of CSX Rail Corp., thence along said westerly line of lands of CSX Rail Corp. the following five (5) courses and distances:
25.   South 27 degrees 01 minutes 46 seconds West 565.84 feet,
26. 846.30 feet on a curve to the right, having a radius of 2815.50 feet and a long chord of South 35 degrees 38 minutes 26 seconds West 843.11 feet,
27. South 44 degrees 15 minutes 06 seconds West 488.41 feet to a point on the southerly line of lands formerly of the Jova Brick Works (now R.T.I.C.) said point also being on the northerly line of lands formerly of the Atlantic Refining Company (now R.T.I.C.), thence continuing along the aforementioned westerly line of lands now or formerly of CSX Rail Corp.,
28. South 44 degrees 15 minutes 06 seconds West 1310.89 feet to a point on the aforementioned northerly line of lands now or formerly of Amerada Hess Corporation, thence along said northerly line of lands now or formerly of Amerada Hess Corporation,
29. North 49 degrees 50 minutes 24 seconds West generally along the southerly face of timber cribbing, 888.84 feet to the point of BEGINNING.

                                   EXH.A-1-2

                               ROSETON PARCEL 4


ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point 49.56 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601.0; thence into the waters of Hudson River and along said division line;

1. South 43 degrees 00 minutes 20 seconds East, 369.93 feet to the northeasterly corner of said grant to J.C. Bancroft Davis; thence along the easterly line of said grant
2. South 55 degrees 44 minutes 40 seconds West, 1,273.75 feet to its intersection with the division line between the lands of Central Hudson Gas and Electric Corporation, by deed dated June 24, 1966 and filed in the Orange County Clerk's Office in Liber 1747 of Deeds at Page 830 on the north and Hess Oil & Chemical Corporation on the south; thence along said division line,
3. North 49 degrees 50 minutes 20 seconds West 226.07 to the beforementioned easterly right-of-way line of the Penn Central Railroad; thence along said right-of-way line,
4. North 44 degrees 15 minutes 10 seconds East 1,299.41 feet to the point of BEGINNING.

                                   EXH.A-1-3

                                   PARCEL 5
                                   --------

ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the exterior line of a grant of land under water to Governeur M. Armstrong and Others by patent dated November 13, 1869 said point being, South 59 degrees 04 minutes 41 seconds East 395.49 feet from station 326+601.0+ of the centerline of the Penn Central Railroad; thence along said exterior grant line,

1. North 52 degrees 29 minutes 40 seconds East 394.39 feet; thence departing from said grant line
2. South 46 degrees 03 minutes 40 seconds East 160.86 feet;
3. South 43 degrees 52 minutes 10 seconds West 390.00 feet and
4. North 46 degrees 03 minutes 40 seconds West 220.00 feet to the point of BEGINNING.

                                   EXH.A-1-4

                                    PARCEL 6
                                    --------

ALL that parcel of land, now or formerly under the waters of Hudson River, situated in the Town of Newburgh, County of Orange, bounded and described as follows:

BEGINNING at a point in the division line between grants of land under water to J.C. Bancroft Davis by patent dated June 25, 1869 and Governeur M. Armstrong and others by patent dated November 13, 1869 at its intersection with the easterly right-of-way line of the Penn Central Railroad, said point being 33.04 feet as measured along said division line from its intersection with the centerline of said railroad at station 326+601; thence along said easterly right-of-way line the following five (5) courses and distances:

1.   North 44 degrees 15 minutes 10 seconds East 492.08 feet,
2. 753.03 feet on a curve to the left, having a radius of 2,898.00 feet and a long chord of North 36 degrees 48 minutes 30 seconds East 750.92 feet,
3.   South 60 degrees 38 minutes 10 seconds East 16.50 feet,
4. 118.73 feet on a curve to the left, having a radius of 2,914.50 feet and a long chord of North 28 degrees 11 minutes 50 seconds East 118.71 feet,
5. North 27 degrees 01 minutes 50 seconds East 554.30 feet to the division line between lands of Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation, as tenants in common, by deed dated May 14, 1968 on the south and Central Hudson Gas and Electric Corporation on the north; thence along said division line,
6. South 64 degrees 57 minutes 10 seconds East 143.02 feet, thence continuing along said division line partially on land and partially into the waters of the Hudson River,
7. South 43 degrees 00 minutes 20 seconds East 451.71 feet to the exterior line of said grant of land under water to Governeur M. Armstrong and others; thence along said exterior line
8.   South 38 degrees 18 minutes 22 seconds West 1,239.88 feet and
9. South 52 degrees 29 minutes 44 seconds West 700.00 feet to the before mentioned division line between the grants of land under water to Governeur
     M. Armstrong and J.C. Bancroft Davis; thence along said division line,
10. North 43 degrees 00 minutes 20 seconds West 336.45 feet to the point of BEGINNING.

                                   EXH.A-1-5

                                                                   EXHIBIT A - 2
                                                                   -------------
                           DANSKAMMER REAL PROPERTY
                           ------------------------

ALL those parcels of land situate in the Town of Newburgh, County of Orange and State of New York, bounded and described as follows:

                                   PARCEL 1B
                                   ---------

BEGINNING at a point at the intersection of the northerly line of River Road and the easterly line of Danskammer Road (L. 2190 P. 216) at the south end of said Danskammer Road, thence along said south end of Danskammer Road the following three (3) courses and distances:

1.   North 38 degrees 43 minutes 10 seconds West 20.00 feet,
2.   North 38 degrees 04 minutes 20 seconds West 27.42 feet,
3. North 57 degrees 25 minutes 10 seconds West 2.74 feet to its intersection with the westerly line of said Danskammer Road (as conveyed to the Town of Newburgh), thence along said westerly line of Danskammer Road the following four (4) courses and distances:
4.   North 51 degrees 55 minutes 40 seconds East 191.85 feet,
5. 65.95 feet on a curve to the left having a radius of 80.00 feet and a long chord of North 28 degrees 18 minutes 40 seconds East 64.10 feet,
6.   North 04 degrees 41 minutes 40 seconds East 625.32 feet,
7. 1.61 feet on a curve to the right having a radius of 190.00 feet and a long chord of North 04 degrees 56 minutes 14 seconds East 1.61 feet to its intersection with the northerly line of Parcel 1C, thence along said line of Parcel 1C,
8. North 72 degrees 16 minutes 00 seconds West 323.92 feet to its intersection with the easterly line of the Roseton substation (a 51.70 acre parcel to be retained by Central Hudson Gas and Electric Corporation), the last mentioned point being marked by monument, thence along the easterly line of said 51.70 acre parcel the following three (3) courses and distances:
9. North 09 degrees 47 minutes 10 seconds East 126.23 feet to the southerly corner of lands formerly of Ostrander-Ferguson (to be retained by Central Hudson Gas and Electric Corporation), thence along the southerly line of said Ostrander-Ferguson Parcel,
10. North 79 degrees 22 minutes 30 seconds East 417.50 feet to the southerly corner of lands formerly of Horace (to be retained by Central Hudson Gas and Electric Corporation), thence along the southerly line of said Horace Parcel,
11. North 80 degrees 14 minutes 30 seconds East 182.90 feet, thence along the easterly line of said Horace Parcel in part -04 minutes West 6.5 feet from utility pole no. 17297 and along the easterly line of lands now or formerly of Grove,
12. North 47 degrees 39 minutes 02 seconds East 531.56 feet to a point on the southerly line of a 4.92 acre parcel of land conveyed by New York Trap Rock Corporation to Central Hudson Gas and Electric Corporation, the last mentioned point being distant South 66 degrees 04 minutes West 6.5 feet from utility pole no. 17279, thence along the northerly

                                   EXH.A-2-1
     line of lands now or formerly of Grove and the southerly line of the aforementioned 4.92 acre parcel,
13.  North 89 degrees 49 minutes 13 seconds West 308.04 feet,
14. North 89 degrees 48 minutes 56 seconds West 295.13 feet to a 4.1 acre parcel of land formerly of Deyo and Tuckosh (to be retained by Central Hudson Gas and Electric Corporation), the last mentioned point being distant North 24 degrees 07 minutes 29 seconds East 2.66 feet from an iron rebar, thence along the easterly line of said Deyo and Tuckosh parcel,
15. North 03 degrees 56 minutes 54 seconds West 295.13 feet to a point on the southerly line of lands now or formerly of New York Trap Rock Corporation (Tilcon), thence along the southerly line of said lands now or formerly of New York Trap Rock Corporation (Tilcon), the following ten (10) course and distances,
16.  South 89 degrees 49 minutes 13 seconds East 295.13 feet,
17. South 89 degrees 47 minutes 09 seconds East 527.41 feet to a point marked by a 2-1/4 inch o.d. pipe found in stones, and being distant South 00 degrees 01 minute West 13.0 feet from a 16 inch diameter twin oak tree blazed,
18.  North 67 degrees 17 minutes 10 seconds East 74.26 feet,
19.  North 30 degrees 09 minutes 09 seconds East 96.00 feet,
20.  North 34 degrees 30 minutes 09 seconds East 61.13 feet,
21. North 72 degrees 21 minutes 40 seconds East 79.36 feet to a point marked by remains of iron pipe found,
22.  North 86 degrees 18 minutes 10 seconds East 94.95 feet,
23.  North 50 degrees 28 minutes 10 seconds East 52.73 feet,
24. North 89 degrees 29 minutes 36 seconds East passing over a 3/4 inch rebar at 0.51 feet, 703.23 feet to a point marked by a twin Maple tree,
25. South 71 degrees 59 minutes 31 seconds East 839.04 feet to a point on the westerly line of a ten foot wide strip of land reputedly of Central Hudson Gas and Electric Corp. lying contiguous to the westerly line of lands of CSX Rail Corp., the last mentioned pointed being distant North 59 degrees 12 minutes East 6.7 feet from a 3/4 inch rebar found, thence continuing,
26. South 71 degrees 59 minutes 31 seconds East 10.12 feet to the aforementioned westerly line of lands now or formerly of CSX Rail Corp., thence along the aforementioned westerly line of lands now or formerly of CSX Rail Corp. the following six (6) courses and distances:
27.  South 27 degrees 01 minutes 46 seconds West (South 27 degrees 16 minutes
     46 seconds West Deed) 684.24 feet, more or less,
28.  South 27 degrees 01 minutes 46 seconds West 277.23 feet, more or less,
29.  North 62 degrees 58 minutes 14 seconds West 20.5 feet,
30.  South 27 degrees 01 minutes 46 seconds West 500 feet, more or less,
31.  South 62 degrees 58 minutes 14 seconds East 20.5 feet,
32. South 27 degrees 01 minutes 46 seconds West 1125.15 feet to the northerly line of lands formerly of the Jova Brick Company, Inc. (now RTIC), thence along the former division line between Rice and Brooks to the north (Danskammer Site) and Jova Brick Company, Inc. to the south (Roseton Site) the following ten (10) courses and distances:
33.  North 55 degrees 02 minutes 14 seconds West 217.14 feet,
34.  North 67 degrees 42 minutes 14 seconds West 73.50 feet,

                                   EXH.A-2-2

35.  North 77 degrees 12 minutes 14 seconds West 144.00 feet,
36.  North 73 degrees 15 minutes 44 seconds West 100.00 feet,
37.  North 77 degrees 21 minutes 44 seconds West 146.00 feet,
38.  North 73 degrees 20 minutes 34 seconds West 330.00 feet,
39.  North 83 degrees 37 minutes 44 seconds West 121.42 feet,
40.  North 73 degrees 52 minutes 14 seconds West 544.00 feet,
41.  North 25 degrees 12 minutes 14 seconds West 140.00 feet,
42. North 31 degrees 35 minutes 17 seconds West 0.69 feet (to close parcel) to the easterly line of said Danskammer Road, thence along said easterly line of Danskammer Road,
43. South 51 degrees 55 minutes 40 seconds West 190.72 feet to the point of BEGINNING.

Excepting those parcels conveyed by Central Hudson Gas and Electric Corporation to the Town of Newburgh (Danskammer Road), by deed dated November 27, 1978 and recorded in the Orange County Clerk's Office in Liber 2190 of Deeds at Page 211 and deed dated December 15, 1980 and recorded in Liber 2190 of Deeds at Page 216.

                                   EXH.A-2-3

                                    PARCEL 7
                                    --------

BEGINNING at a point on the easterly line of lands formerly of Penn Central Railroad now CSX Rail Corp. with its intersection with the division line between lands of Central Hudson Gas and Electric Corporation, Consolidated Edison Company of New York, Inc. and Niagara Mohawk Power Corporation, as tenants in common, by deed dated May 14, 1969 on the south and Central Hudson Gas and Electric Corporation on the north, said point also being on the northwesterly projection of the northerly line of Parcel "B" (Conversion Grant) lands under waters of the Hudson River, Letters Patent dated April 20, 1971 Book 81 Page 70 also filed in the Orange County Clerk's Office May 18, 1971 in Liber 1873 of Deeds at Page 233, thence along the aforementioned easterly line of lands now or formerly of CSX Rail Corp.,

1. North 27 degrees 01 minutes 46 seconds East 3,082.60 feet to the southwesterly corner of lands underwater conveyed by Central Hudson Gas and Electric Corporation to New York Trap Rock Corporation by deed dated August 30, 1960 and recorded in the Orange County Clerk's Office in Liber 1567 of Deeds at Page 416, thence through the waters of the Hudson River and along the southerly line of the aforementioned lands now or formerly of New York Trap Rock Corporation,

2. South 62 degrees 58 minutes 16 seconds East 490.64 feet, thence continuing through the waters of the Hudson River the following three courses and distances:

3.   South 11 degrees 50 minutes 00 seconds West 1,586.71 feet,

4. South 38 degrees 18 minutes 16 seconds West 1,734.12 feet to the northeasterly corner of the aforementioned Conversion Grant, thence along the northerly line of said Conversion Grant, partially under the waters of the Hudson River and partially uplands,

5.   North 43 degrees 00 minutes 24 seconds West 451.71 feet and

6. North 64 degrees 57 minutes 14 seconds West 143.02 feet to the point of BEGINNING.

                                   EXH.A-2-4

                                                                       EXHIBIT B
                            R-S POWER LINE EASEMENT
                            -----------------------

All that easement of right-of-way being fifty (50) feet in width situate in the Town of Newburgh, County of Orange and State of New York whose centerline (to the extent not in conflict with property lines of land now or formerly of CSX Rail Corporation; otherwise, said fifty (50) feet shall be located on one side of said "R-S Line", as hereinafter defined, to the edge of said CSX Rail Property, and the balance, on the other side of said R-S Line) is described as follows:

Beginning at a point on the former division line between lands of Roseton Tenants-in-Common on the south now Dynegy Roseton, L.L.C. and lands of Central Hudson Gas and Electric Corporation on the north now Dynegy Danskammer, L.L.C., said point also being distant North 55" - 02' - 14" West 4.83 feet from the westerly line of lands now or formerly of CSX Rail Corp. (formerly Penn Central Railroad - West Shore Division), thence running generally along the centerline of existing poles ("R-S" Line) the following six (6) courses and distances:

1.   North 27" - 05' - 00" East 362.47 feet,
2.   North 27" - 57' - 07" East 155.40 feet,
3.   North 64" - 48' - 27" East 229.10 feet,
4.   South 71" - 12' - 22" East 51.50 feet,
5.   South 77" - 18' - 18" East 138.01 feet,
6. South 89" - 11' - 36" West 139.11 feet, to a point on the southerly line of an existing substation fence and the southerly line of a previously described easement number Four said point being distant South 62" - 45' - 23" East 14.7 feet from the southwesterly corner of the aforementioned easement number Four.

Bearings conform to NY State (East) 1927 Co-ordinate System.

See Consolidated Rail Corporation to Central Hudson Gas & Electric Corporation crossings agreement dated June 25, 1992, recorded December 8, 1992 in the Orange County Clerk's Office in Liber 3716 of Deeds at Page 230 (Mile Post 62.34).

NOTE: Course number Three crosses the aforementioned lands now or formerly of CSX Rail Corp.

                                   EXH.B-1